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                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

              EMPLOYMENT AGREEMENT AMENDMENT FOR DOUGLAS W. PEACOCK

     THIS EMPLOYMENT AGREEMENT AMENDMENT, dated as of January 17, 2002 (this "AMENDMENT"), is made by and between TransDigm Holding Company, a Delaware corporation (the "COMPANY"), and Douglas W. Peacock (the "EXECUTIVE").

     WHEREAS, the Company and the Executive are parties to an employment agreement, dated as of May 19, 1999 and effective as of December 3, 1998 (the "EMPLOYMENT AGREEMENT");

     WHEREAS, pursuant to Section 18 of the Employment Agreement, the parties thereto may amend such agreement from time to time by an instrument in writing that is executed by the Executive and the Chairman of the Compensation Committee of the Board of Directors of the Company; and

     WHEREAS, the Company and the Executive now desire to amend the Employment Agreement as provided herein.

     NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

     1. The third "WHEREAS" clause of the Employment Agreement shall be amended to delete the phrase "(the "Effective Date")" at the end thereof.

     2. Section 1(h) of the Employment Agreement shall be amended to revise subpart (ii) of the definition of Date of Termination as follows:

          (ii) if the Executive's employment is terminated pursuant to Sections 5(a)(ii)-5(a)(vii), the date specified in the Notice of Termination;

     3. Section 1(k) of the Employment Agreement shall be amended to revise the definition of Effective Date as follows:

          "EFFECTIVE DATE" shall mean December 3, 2001.

     4. Section 1(p) of the Employment Agreement shall be amended to read as follows:

          "GOOD REASON" shall mean the occurrence of any of the following: (i) a material diminution in the Executive's title, duties or responsibilities, without his prior written consent, (ii) a reduction of the Executive's aggregate cash compensation (including bonus opportunities), benefits or perquisites, without his prior written consent or (iii) W. Nicholas Howley's termination of employment with the Company for "Good Reason" as defined in subsections (i) and (ii) of this subsection.

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     5.   Section 1(s) of the Employment Agreement shall be amended to delete the definition of Non-Executive Term and to renumber the remaining subsections of Section 1 accordingly.

     6. Section 1(y) of the Employment Agreement shall be amended to read as follows:

          "RETIREMENT" shall mean the termination of the Executive's services with the Company as a result of his retirement from active service as the Chairman of the Board during the Term; PROVIDED, HOWEVER, that as set forth in Section 4(l)(i), for purposes of the Management Stockholders' Agreement, the Executive shall not be deemed to have incurred a "Retirement" until the termination of his service as Chairman of the Board on or after attaining age 65.

     7. Section 1(z) of the Employment Agreement shall be amended to revise the definition of Term as follows:

          "TERM" shall have the meaning set forth in Section 2.

     8. Section 2 of the Employment Agreement shall be amended by removing the reference to Subsection "(a)" at the beginning thereof and by deleting Subsection 2(b) in its entirety.

     9. Section 2 of the Employment Agreement shall be further amended by inserting the phrase ", or upon the occurrence of a Change in Control, if sooner," following the word "thereof" in the fifth line.

     10. Section 3(a) of the Employment Agreement shall be amended to delete the phrase "and Chief Executive Officer of each" from the first sentence thereof.

     11. Section 3(a) of the Employment Agreement shall be further amended to delete the second sentence thereof in its entirety.

     12. The first two sentences of Section 3(b) of the Employment Agreement shall be deleted and replaced with the following:

          During the Term, the Board shall propose the Executive for re-election to the Board and the Principal Stockholders shall vote all of their shares of Common Stock in favor of such re-election.

     13. Section 4(a) of the Employment Agreement shall be amended to delete the figure "$330,000" in the first sentence thereof and replace it with "$100,000."

     14. Section 4(l) of the Employment Agreement shall be amended to restate subpart (i) and the first two sentences of subpart (ii) thereof as follows:

           (i) The date on which the Executive ceases to serve as Chairman of the Board shall be deemed to be the date of his termination of employment for purposes of the Management Stockholders' Agreement and the reason for his termination of

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          such service (i.e., death, Disability, for Cause, Retirement) shall be deemed to be the reason for his termination of employment for purposes of the Management Stockholders' Agreement.

          (ii) Subject to Section 7 of the Management Stockholders' Agreement, for so long as the Executive continues to serve as the Chairman of the Board (the "Put Period"), the Executive shall have the right to sell to Holdings, and Holdings shall have the obligation to purchase from the Executive, at their Fair Market Value, that number of shares of Common Stock not to exceed in the aggregate 80% of the sum of (A) the number of shares of Common Stock held by the Executive at the Effective Date, and (B) the number of shares of Common Stock that could be acquired by the Executive at the Effective Date upon the exercise of Options that are Exercisable Options (the "Aggregate Stock"), in accordance with the provisions of this Section 4(l)(ii) (the "Additional Put"). The Executive shall have the right to exercise the Additional Put at any time during the Put Period as of which the Executive is then serving as Chairman of the Board; PROVIDED, HOWEVER, that (x) the Executive may not exercise the Additional Put within six months following a prior exercise of the Additional Put; (y) the Additional Put may not be exercised for less than 10% of the Aggregate Stock; and (z) the Additional Put may only be exercised with respect to shares that the Executive has held for at least six months.

     15. Section 5(a) of the Employment Agreement shall be amended by deleting Subsection 5(a)(vii) and to renumber the remaining subsections thereof accordingly.

     16. Section 6(a) of the Employment Agreement shall be amended by adding the following to the end thereof.

          Notwithstanding any other provision of this Agreement, in the event that Executive's employment is terminated due to the expiration of the Term as described in Section 2(a), Executive shall be entitled only to the payments and benefits set forth in Section 6(a) and Section 6(c) and such termination shall not be considered a Termination without Cause or Resignation for Good Reason (or without Good Reason).

     17. Section 6(b)(i) of the Employment Agreement shall be amended by deleting the proviso at the end thereof.

     18. Section 6(c) of the Employment Agreement shall be amended by deleting the phrase "on or after the third anniversary of the Effective Date."

     19. Section 8(a) of the Employment Agreement shall be amended by deleting the phrase "and during the Non-Executive Term."

     20. Section 15(a) of the Employment Agreement shall be amended by changing the notice provision for the Company's counsel to be delivered to the attention of Bradd L. Williamson.

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     21.  Section 15(b) of the Employment Agreement shall be amended by changing the notice provision for the Executive's counsel to read as follows:

               Shearman & Sterling
               555 California Street
               San Francisco, CA  94104

     22. In all other respects, the Employment Agreement shall remain in full force and effect.

     23. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

                                        TRANSDIGM HOLDING COMPANY

                                    By: /s/ Stephen Berger
                                        ----------------------------------------
                                        Stephen Berger
                                        Chairman of the Compensation Committee


                                        EXECUTIVE


                                        /s/ Douglas W. Peacock
                                        ----------------------------------------
                                        Douglas W. Peacock

                                        Accepted and agreed to for purposes of
                                        Section 3(b) of the Employment Agreement
                                        ODYSSEY INVESTMENT PARTNERS
                                        FUND, LP

                                        By:   ODYSSEY CAPITAL PARTNERS,
                                              LLC, its general partner

                                        By:   /s/ Stephen Berger
                                              ----------------------------------
                                              Name:
                                              Title:

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